EXHIBIT 99.1

Factory Card & Party Outlet Corp. Comments on Recent Announcements by a Supplier

    NAPERVILLE, Ill.--(BUSINESS WIRE)--July 25, 2006--Factory Card & Party Outlet Corp. (NASDAQ:FCPO) announced today that it is aware of the recent decision by Paramount Cards Inc. to close operations. Paramount Cards is a primary supplier of everyday and seasonal greeting cards to the Company. The Company is monitoring the situation, evaluating a variety of options and will release more information as it becomes available.
    The Company also stated that it will continue to manage their greeting card program through their Distribution Center utilizing inventory currently in its supply chain, including product sourced from other suppliers.

    Factory Card & Party Outlet (www.factorycard.com) based in Naperville, Illinois, is the largest publicly traded retail party chain in the United States. Factory Card & Party Outlet currently operates 192 Company-owned retail stores in 20 states, offering a wide selection of party supplies, greeting cards, giftwrap, balloons, everyday and seasonal merchandise, and other special occasion merchandise at everyday value prices.

    Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, year-end adjustments and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.
    In general, the results, performance or achievements of the Company and its stores and the value of the Company's common stock are dependent upon a number of factors including, without limitation, the dependence on key personnel; competition, ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the Company's filings with the Securities and Exchange Commission.

    CONTACT: Factory Card & Party Outlet Corp.
             Tim Benson, 630-579-2231
             tbenson@factorycard.com